EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-259871, 333-169755 and 333-22429) and Form S-8 (No. 333-178261) of Guided Therapeutics, Inc. and Subsidiary of our report dated March 29, 2023, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2022.

/s/ UHY LLP Sterling Heights, Michigan March 29, 2023